UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 1, 2012 (September 28, 2012)

Good Times Restaurants Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-18590	84-1133368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Corporate Circle, Golden, Colorado 80401
(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (303) 384-1400

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

As previously disclosed in a current report filed on June 19, 2012,  Good Times Restaurants Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”), dated June 23, 2012, with Small Island Investments Limited, a Bermuda corporation (the “Investor”), pursuant to which the Company has agreed to sell and issue to the Investor 473,934 shares (the “Shares”) of a new series of the Company’s preferred stock, par value $0.001 per share, to be designated as “Series C Convertible Preferred Stock” (“Series C Preferred Stock”), at a purchase price of $4.22 per share, or an aggregate purchase price of $2,000,001.48.  Pursuant to the Purchase Agreement, the closing of the Investment Transaction (the “Closing”) was subject to the receipt of stockholder approval of the Investment Transaction and the filing of a Certificate of Designations for the Series C Preferred Stock (the “Certificate of Designations”).  As previously disclosed in a current report filed on September 20, 2012, stockholder approval was obtained at the Annual Meeting of Stockholders held September 14, 2012, and the Certificate of Designations was filed with the Nevada Secretary of State on September 17, 2012.

On September 28, 2012, the Company completed the sale and issuance of 355,451 shares of Series C Preferred Stock to the Investor, for an aggregate purchase price of $1,500,000 (the “First Closing”).  In addition, on September 28, 2012, the Company entered into a Supplemental Agreement with the Investor (the “Supplemental Agreement”) which provides that the Investor will purchase the remaining Shares of Series C Preferred Stock under the Purchase Agreement in a second closing (the “Second Closing”) to occur on or before October 12, 2012.  A copy of the Supplemental Agreement dated September 28, 2012 is attached hereto as Exhibit 10.1 and is hereby incorporated by reference.

Item 3.02       Unregistered Sales of Equity Securities.

On September 28, 2012, the Company completed the sale and issuance of 355,451 shares of Series C Preferred Stock to the Investor, for an aggregate purchase price of $1,500,000.  The shares sold to the Investor at the Initial Closing were not registered under the Securities Act or state securities laws, and may not be resold in the United States in the absence of an effective registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) or an available exemption from federal and state registration requirements.

In the Purchase Agreement, the Investor represented to the Company that: (a) it is an accredited investor, as such term is defined Rule 501 of Regulation D promulgated under the Securities Act, (b) it acquired the Shares as principal for its own account for investment purposes and not with a view to or for distributing or reselling the Shares or any part thereof, and (c) it is knowledgeable, sophisticated and experienced in making, and qualified to make, decisions with respect to investments in securities representing an investment decision similar to that involved in the purchase of the Shares.  The Company has relied on the exemption from the registration requirements of the Securities Act set forth in Section 4(2) thereof and the rules and regulations promulgated thereunder for the purposes of the Investment Transaction.

Item 9.01       Financial Statements and Exhibits.

(d)        Exhibits.  The following exhibits are filed as part of this report:

Exhibit Number	Description
10.1	Supplemental Agreement dated September 28, 2012 between the Company and the Investor

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD TIMES RESTAURANTS INC.

Date:	October 1, 2012	/s/ Boyd E. Hoback
Boyd E. Hoback
President and Chief Executive Officer

3